AMENDMENT NO. 1

TO THE SUBADVISORY AGREEMENT

This Amendment No. 1 (the “Amendment”), made and entered into as of June 10, 2015, is made a part of the Subadvisory Agreement between Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Investment Manager”) and Dalton, Greiner, Hartman, Maher & Co., LLC, a Delaware limited liability company (“Subadviser”), dated March 7, 2012 (the “Agreement”).

WHEREAS, Investment Manager and Subadviser desire to amend the Agreement, including Schedule A.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Schedule A. Schedule A to the Agreement shall be, and hereby is, deleted and replaced with the Schedule A attached hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

Columbia Management Investment Advisers, LLC		Dalton, Greiner, Hartman, Maher & Co., LLC

By:	/s/ Christopher O. Petersen	By:	/s/ Bruce Geller
	Signature		Signature

Name:	Christopher O. Petersen	Name:	Bruce Geller
	Printed		Printed

Title:	Vice President and Assistant Secretary	Title:	Chief Executive Officer

SUBADVISORY AGREEMENT

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